UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):  February 15, 2011

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Concourse Parkway, Suite 500, Atlanta, GA	30328
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

Exercise of Search TechnologyOption

On December 21, 2010, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), entered into a license, covenant not to sue and release agreement (the “Agreement”), to grant a five year, non-exclusive, non-sublicensable license to eBay Inc. (“eBay”) with respect to certain of the Company’s patents and applications, as disclosed in the Company’s Current Report on Form 8-K which was filed with the U.S. Securities and  Exchange Commision on December 22, 2010.

On February 15, 2011 eBay notified the Company that eBay had elected to exercise its option (as defined in the Agreement, the “Option”) to include in the Agreement the Company’s U.S. Patent Nos. 6,766,363; 6,675,165; 6,651,053; and 6,430,554, and related patents and applications, such patents described in the Agreement as the Company’s Search Technology (the “Search Technology”). As a result of the exercise of the Option, the Company received an additional license fee from eBay for the initial term of the Agreement.

The foregoing description of the Agreement and the Option therein does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference under Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 10.1	Confidential License Agreement, dated December 21, 2010, by and between the Company and eBay Inc.	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on From 8-K, as filed with the SEC on December 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2010	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Michael Zima
	Name:	Michael Zima
	Its:	Chief Financial Officer